Exhibit 4.3

               Systems & Computer Technology Corporation
                     1994 Long-Term Incentive Plan


     Purpose; Definitions. The name of this plan is the Systems & Computer Technology Corporation 1994 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is (i) to provide employees of Systems & Computer Technology Corporation, a Delaware corporation (the "Corporation"), selected by the Board of Directors of the Corporation, including employees of the Corporation who are also directors of the Corporation, with financial incentives to enhance shareholder value and
(ii) to enable the Corporation to attract, retain and motivate employees.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     "Affiliate" means, with respect to a person or entity, a person that directly or indirectly controls, or is controlled by, or is under common control with such person or entity.

     "Board" means the Board of Directors of the Corporation.

     "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     "Committee" means the Committee referred to in Section 2 hereof.

     "Disability" means permanent and total disability, as determined under the Corporation's long-term disability program, except that Disability of an optionee with respect to an Incentive Stock Option shall occur if the optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the Securities and Exchange Commission.

     "Fair Market Value" means, as of any given date, the closing price for a share of Stock, as reported on the National Association of Securities Dealers Automated Quotation System (or, if the Stock is subsequently listed on a national securities exchange, the closing price for a share of Stock on the exchange on the relevant date).

     "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     "Insider" means a Participant who is subject to the requirements of the Rules (as defined below).

     "Long-Term Performance Award" or "Long-Term Award" means an award made pursuant to Section 8 hereof that is payable in cash and/or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Corporation, business unit and/or individual performance over a period of at least two years, in each case as determined by the Committee and as set forth in the grant letter.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Participant" means an employee of the Corporation or a Subsidiary to whom an award is granted pursuant to the Plan.

     "Restricted Stock" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 hereof.

     "Retirement" means termination of the employment of a Participant with the Corporation or a Subsidiary other than a termination effected at the direction of the Corporation (whether or not the Corporation effects such termination for Cause).

     "Rules" means Section 16 of the Exchange Act and the regulations promulgated thereunder.

     "Securities Broker" means a registered securities broker acceptable to the Corporation who agrees to effect the cashless exercise of an Option pursuant to Section 5(l) hereof.

     "Stock" means the Common Stock, $.01 par value per share, of the Corporation.

     "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 hereof, to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof) and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

     "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

     "Subsidiary" means, in respect of the Corporation, a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

  Administration. The Plan shall be administered by a Committee of not less than two members of the Board who are each Disinterested Persons and who shall be appointed by, and serve at the pleasure of, the Board. No member of the Committee may be an employee, officer or consultant of the Corporation and no member of the Committee may be a former employee or officer of the Corporation.

     The Committee shall have the authority to grant to eligible employees (including director-employees), pursuant to the terms of the
Plan:  (i) Stock Options, (ii) Stock Appreciation Rights, (iii)
Restricted Stock and/or (iv) Long-Term Performance Awards. In particular, the Committee shall have the authority:

     to select the officers and other employees of the Corporation or a Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards may from time to time be granted hereunder;

     to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards, or any combination thereof, are to be granted hereunder;

     to determine the number of shares of Stock to be covered by each such award granted hereunder;

     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

     to determine whether and under what circumstances a Stock Option may be settled in cash or stock, including Restricted Stock under
Section 5(k);

     to determine whether and under what circumstances a Stock Option may be exercised without a payment of cash under Section 5(l); and

     to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under the Plan may be deferred either automatically or at the election of the Participant.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Participants. No member of the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any award made under the Plan.

                Stock Subject to the Plan.

     Stock Subject to the Plan. The stock to be subject or related to awards under the Plan shall be shares of Stock and may be either authorized and unissued shares of Stock or shares of Stock held in the treasury of the Corporation. The maximum number of shares of Stock that may be the subject of an award under the Plan is 1,750,000 and the Corporation shall reserve for the purposes of the Plan, out of its authorized and unissued shares of Stock or out of shares of Stock held in its treasury, or partly out of each, such number of shares.

     Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, awards for more than an aggregate of 30% of the shares of Stock authorized for grant under the Plan.

     Computation of Stock Available for the Plan. For the purpose of computing the total number of shares of Stock available under the Plan at any time during which the Plan is in effect, there shall be debited against the total number of shares of Stock determined to be available pursuant to paragraphs (a) and (c) of this Section 3 the maximum number of shares of Stock subject to issuance upon exercise of Options or other stock based awards made under the Plan.

     Effect of the Expiration or Termination of Awards. If and to the extent that an award made under the Plan expires, terminates or is cancelled or forfeited for any reason without having been exercised in full, the shares of Stock associated with the expired, terminated, cancelled or forfeited portion of the award shall again become available for award under the Plan. Notwithstanding anything contained herein, the number of shares of Stock available for awards at any time under the Plan shall be reduced to such lesser number as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future awards. In addition, during the period that any award remains outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Stock attributable to such awards for purposes of calculating the maximum number of shares available for the granting of future awards under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future awards.

     Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and option price of shares of Stock subject to outstanding Options granted under the Plan and in the number and price of shares of Stock subject to other awards made under the Plan, as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of shares of Stock subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.

     Eligibility. Only officers and other employees of the Corporation (including director-employees, but excluding members of the Committee and any other person who serves the Corporation only as a director) and/or its Subsidiaries are eligible to be granted awards under the Plan.

     Stock Options. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).
 To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

     Option Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant. However, any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Corporation or of a Subsidiary, shall have an exercise price per share of not less than 110% of Fair Market Value per share on the date of the grant.

     Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. However, any Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Corporation or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

     Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that, except as provided in Section 5(f), unless otherwise determined by the Committee at grant, no Stock Option shall be exercisable during the six-month period following the date of the grant of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

     Method of Exercise.  Subject to the exercise provisions under
Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of a Stock Option may be made in the form of unrestricted Stock based on the Fair Market Value of the Stock on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Option is granted.

     The Committee, in its sole discretion, may at the time of grant or such later time as it determines, permit payment of a Stock Option exercise price of a Non-Qualified Stock Option to be made in whole or in part in the form of Restricted Stock based on the Fair Market Value of the Stock on the date the Option is exercised (computed without regard to the restrictions applicable to the Restricted Stock); provided, however, that in the case of an Incentive Stock Option, the right to make a payment in the form of Restricted Stock may be authorized only at the time the Option is granted. If such payment is permitted, then Stock received upon the exercise of the Option may be subject to the same forfeiture restrictions as the Restricted Stock used to make the payment, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

     If payment of the Option exercise price of a Non-Qualified
Stock Option is made in whole or in part in the form of unrestricted Stock already owned by the Participant, the Corporation may require that the Stock have been owned by the Participant for a period of six months or longer from the date of payment.

     No shares of Stock shall be issued upon exercise of an Option until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares of Stock subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 11(a) hereof.

     Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or, in the event of his Disability, by his personal representative.

     Termination by Reason of Death. Subject to Section 5(j), if an optionee's employment by the Corporation or any Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by the Corporation or any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of six months (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the optionee dies within such six-month period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall, at the sole discretion of the Committee, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     Termination by Reason of Retirement. Subject to Section 5(j), if an optionee's employment by the Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant, for a period of thirty (30) days from the date of such termination of employment, or the stated term of such Stock Option, whichever period is the shorter.

     Other Termination. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such termination, if the optionee is involuntarily terminated by the Corporation without Cause, but only for a period of thirty (30) days from the date of such termination or employment or the stated term of such Stock Option, whichever period is shorter.

     Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other plan of the Corporation or any Subsidiary shall not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options shall be taken into account in the order granted.

     To the extent (if any) permitted under Section 422 of the Code without causing an Incentive Stock Option to lose its status as such or to be deemed to be a new Incentive Stock Option under the modification rules of Section 424(h) of the Code, and subject to any restrictions imposed by the Committee, if (i) a participant's employment with the Corporation is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(f), (g) or (h), applied without regard to this Section 5(j), is greater than the portion of such Option that is exercisable as an "incentive stock option" during such post-termination period under Section 422 after taking the $100,000 limitation into account, such post-termination period of exercisability shall automatically be extended (but not beyond the original Option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option without violating the $100,000 limitation. The Committee is also authorized to provide at grant for a similar extension of the post-termination exercise period in the event of a Change-in-Control.

     Cash-out of Option; Settlement of Restricted Stock. On receipt of written notice to exercise, the Committee may, in its sole discretion, elect to terminate all or part of the portion of the Option(s) proposed to be exercised provided that the Corporation pays the optionee an amount in cash equal to the excess of the Fair Market Value of the Stock otherwise issuable over the Option price (the "Spread Value") on the effective date of such cash-out.

     In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued upon exercise of an Option take the form of Restricted Stock. For this purpose, such Restricted Stock shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

     Cashless Exercise. To the extent permitted under the Rules, and with the consent of the Committee, the Corporation agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be affected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

                Stock Appreciation Rights.

     Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan and, subject to Section 5(e) hereof, shall be transferable only upon transfer of the related Stock Option. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

     A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 6(b) of the Plan, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b) of the Plan. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, in its sole discretion, including the following:

     Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

     Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the Option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     Upon the exercise of a Stock Appreciation Right, the Stock
Option or part thereof to which such Stock Appreciation Right is related, shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

     A Stock Appreciation Right granted in connection with a Stock Option may be exercised only if and when the market price of the Stock subject to the Stock Option exceeds the exercise price of such Stock Option.

                Restricted Stock.

     Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

     The Committee may condition the vesting of Restricted
Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion, at the time of the award.

     The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award. The purchase price for shares of Restricted Stock may be zero.

     Each Participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Systems & Computer Technology Corporation 1994 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Systems & Computer Technology Corporation. Copies of such Plan and Agreement are on file in the offices of Systems & Computer Technology Corporation."

     The Committee shall require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered to the Corporation a stock power, endorsed in blank, relating to the Stock covered by such award.

     Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

     During a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. The Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

     Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3 of the Plan.

     Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a Participant's employment with the Corporation for any reason during the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant.

     In the event of hardship or other special circumstances of a Participant whose employment with the Corporation is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered by the Corporation to the Participant.



                Long Term Performance Awards.

     Awards and Administration. Long Term Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. Prior to award of a Long Term Performance Award, the Committee shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Long Term Performance Award, which shall be at least two years (subject to Section 9 below), and shall determine the performance objectives to be used in valuing Long Term Performance Awards and determining the extent to which such Long Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and Participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

     At the beginning of each Performance Period, the Committee shall determine for each Long Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the Performance Period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

     Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

     Termination of Employment. Unless otherwise provided in the applicable award agreement(s), if a Participant terminates employment with the Corporation during a Performance Period because of death, Disability or Retirement, such Participant (or his estate) shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable Performance Period:

     based, to the extent relevant under the terms of the award, upon the Participant's performance for the portion of such Performance Period ending on the date of termination and the performance of the applicable business unit(s) for the entire Performance Period, and pro-rated, where deemed appropriate by the Committee, for the portion of the Performance Period during which the Participant was employed by the Corporation, all as determined by the Committee, in its sole discretion.

     However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate, in its sole discretion.

     Subject to Section 9 below, if a Participant terminates employment with the Corporation during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to the Long Term Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine, in its sole discretion.

     Form of Payment. The earned portion of a Long Term Performance Award may be paid currently or on a deferred basis such interest or earnings equivalent as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant. If and to the extent a Long Term Performance Award is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing the portion of the value of the Long Term Performance Award not paid in Stock shall again become available for award under the Plan. Prior to any payment, the Committee shall certify that all of the performance goals or other material terms of the award have been met.

     Amendments and Termination. The Committee may amend, alter or discontinue the Plan at any time and from time to time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant with respect to a Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award which has been granted under the Plan, without the Participant's consent, or which, without the approval of the Corporation's stockholders, would:

     except as expressly provided in the Plan, increase the total number of shares reserved for the purposes of the Plan;

     decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of grant;

     change the employees or class of employees eligible to participate in the Plan; or

     extend the maximum Option term under SectionE5(b) of the Plan.

     The Committee may substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher exercise prices.

     Subject to the above provisions, the Committee shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other developments. Notwithstanding the foregoing, no amendment to the Plan may be made by the Committee without the approval of the Corporation's stockholders if such approval would be required under the Rules in order to ensure that transactions effected under the Plan are eligible for the benefit of Rule 16b-3.

     Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Corporation, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

                General Provisions.

     The Committee may require each person acquiring Stock or a Stock based award under the Plan to represent to and agree with the Corporation in writing that the Participant is acquiring the Stock or Stock based award for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate to ensure compliance with applicable Federal and state securities laws. The certificate evidencing such award and any securities issued pursuant thereto may include any legend which the Committee deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

     All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Stock is then listed, and any other applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     Nothing contained in the Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     The adoption of the Plan shall not confer upon any employee of the Corporation or a Subsidiary any right to continued employment with the Corporation or such Subsidiary, nor shall it interfere in any way with the right of the Corporation or such Subsidiary to terminate the employment of any of its employees at any time.

     No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any award under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment, of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount.
 Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     At the time of grant of an award under the Plan, the Committee may provide that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Corporation any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

     The reinvestment of dividends in additional Restricted Stock (or in other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 of the Plan for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

     The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

     The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

    Effective Date of Plan. The Plan shall be effective on the date it is approved by the affirmative vote of the holders of a majority of the shares of Stock present, or represented, and entitled to vote on the Plan at a meeting of stockholders.

   Term of Plan. No Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the date of stockholder approval of the Plan, but awards granted prior to such tenth (10th) anniversary may extend beyond that date.



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